UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2011

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)   On April 15, 2011, the Compensation Committee of the Board of Directors of Obagi Medical Products, Inc. (the “Company”) approved an amendment to the Amended and Restated Executive Employment Agreement, dated as of June 15, 2009, by and between the Company and David S. Goldstein, the Company’s Executive Vice President, Global Sales and Field Marketing (the “Original Goldstein Agreement”). Pursuant to the terms of the Original Goldstein Agreement, if Mr. Goldstein’s employment was terminated by the Company for reasons other than cause or death or disability, he would have been entitled to six months’ severance pay, as well as  continuation of all benefits made generally available to all executives (including continuation of COBRA) for 6 months.  Under the amendment, if Mr. Goldstein’s employment is terminated by the Company for reasons other than cause or death or disability, he will now be entitled to receive 12 months’ severance pay, as well as  continuation of all benefits made generally available to all executives (including continuation of COBRA) for 12 months.

    The description of the amendment to the Original Agreement set forth above is qualified in its entirety by reference to the actual terms of  such amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference herein.

Item 9.01 Financial Statements and Exhibits

    (d)   Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Amended and Restated Executive Employment Agreement, dated as of April 15, 2011, between David S. Goldstein and Obagi Medical Products, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: April 19, 2011	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer